Exhibit 99.1

BB&T	BB&T Corporation

Jan. 26, 2011

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Alan Greer	Cynthia Williams
Senior Vice President	Executive Vice President	Executive Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-3021	(336) 733-1478
tgjesdal@bbandt.com	agreer@bbandt.com	cynthia.williams@bbandt.com

BB&T Corporation CEO to speak Feb. 2 at Morgan Stanley Financials Conference 2011

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chairman and Chief Executive Officer Kelly King will present at the Morgan Stanley Financials Conference 2011 on Feb. 2 at 9:30 a.m. (ET).

King will focus on BB&T’s financial performance and corporate strategy. He will be joined at the conference by top executives from several of the nation’s largest financial services companies.

An audio webcast of King’s presentation will be available at http://www.bbt.com/webcasts and will be archived for 30 days.

BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with more than $157.1 billion in assets and market capitalization of $18.3 billion, as of Dec. 31, 2010. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

###